EXHIBIT 99.1

NASDAQ Halts Trading in Acura Pharmaceuticals Stock Pending Outcome of FDA Advisory Committee Meeting

PALATINE, Ill., April 22, 2010 (GLOBE NEWSWIRE) -- Acura Pharmaceuticals, Inc. (Nasdaq:ACUR) announced that NASDAQ halted trading of Acura's common stock today at 7:00 AM EDT for "news pending". The Anesthetic and Life Support Drugs and the Drug Safety and Risk Management Advisory Committees to the U.S. Food and Drug Administration are meeting today to discuss the New Drug Application for Acurox® (oxycodone HCl and niacin) Tablets.

About Acurox®

Acurox® Tablets contain a unique composition of oxycodone HCl, niacin, and essential functional inactive ingredients, and are intended to relieve moderate to severe pain while limiting or impeding common methods of prescription drug abuse.

About Acura Pharmaceuticals, Inc.

Acura Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in research, development and manufacture of product candidates intended to introduce limits or impediments to abuse utilizing our proprietary Aversion® Technology, Impede™ Technology, and other novel technologies.

The Acura Pharmaceuticals, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4847

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). When used in this press release, the words "estimate," "project," "anticipate," "expect," "intend," "believe," and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements in this press release include statements concerning the Company's expectations for the Advisory Committee meeting or the recommencement of trading in Acura's common stock. Acura Pharmaceuticals, Inc. disclaims any intent or obligation to update these forward-looking statements, and claim the protection of the Safe Harbor for forward-looking statements contained in the Act. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is on file with the U.S. Securities and Exchange Commission.

CONTACT: Acura Pharmaceuticals, Inc.
         Peter A. Clemens, SVP & CFO
         847-705-7709